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                                                                    EXHIBIT 15.2

[ACNIELSEN LOGO]

PABLO SANCHEZ
Gerente General

14 de Abril de 2005

CONSENT

We hereby consent to use of our market share information from our "ACNielsen Retail Index for Beer Category", based on ACNielsen distribution channels from year 2000 to 2004 in Arica to Puerto Montt within cities of more than 30.000 inhabitants, on Form 20 F of Quilmes Industrial (Quinsa) Societe Anonyme. We further consent to the use of our name in such Form 20-F and to the filling of this consent as an exhibit thereto.

/s/ Christian Melzer
Christian Melzer
ACNielsen Chile S.A.

ACNielsen Chile S.A.
Tajamar 183 - 8 degrees Piso
Las Condes - Santiago
Tel.: (562) 463.27.00                                      [A VNU BUSINESS LOGO]
Fax: (562) 463.28.00
http://acnielsen.com